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                                                                   Exhibit 10.30

                                                                         11.2.98

                                 LEASE AGREEMENT

      THIS LEASE made and entered into as of this 10 day of November, 1998, by and between 205 ALEWIFE LIMITED PARTNERSHIP, a Massachusetts limited partnership ("Landlord"), and TRANSKARYOTIC THERAPIES, INC., a Massachusetts corporation ("Tenant").

                              WITNESSETH

      WHEREAS, Landlord is the owner of certain land and a building located at 205 Alewife Brook Parkway, Cambridge, Massachusetts more particularly described in Exhibit A (the "Premises" or the "Leased Premises"); and

      WHEREAS, Landlord and a related additional party ("Additional Party") are the owners of certain parking facilities more particularly described in Exhibit B attached hereto, which parking facilities are included in the Premises demised hereunder; and

      WHEREAS, Tenant desires to lease from Landlord such land, building and improvements located thereon, and to lease from Landlord and the Additional Party the parking facilities more particularly described in Exhibit B, subject to the terms and conditions hereinafter stated.

      NOW, THEREFORE, in consideration of the mutual covenants herein set forth, Landlord and Tenant do hereby agree to the terms and conditions set forth in this Lease.

                                   ARTICLE I.

                                 REFERENCE DATA

      1.1 Definitions. Each reference in this Lease to any of the following subjects shall be construed to incorporate the date stated for that subject in this Article.

ANNUAL
FIXED RENT:              From and after the Rent Commencement Date, (a) during
                         the first through the sixth month thereafter,
                         $20,000.00 per month; (b) from and after the seven (7)
                         month following the Rent Commencement Date and through
                         out the Term, $30,115.00 monthly (from and after the
                         second year of the Term, $361,380.00 annually).
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COMMENCEMENT
DATE:                    The date of execution of this Lease.

RENT
COMMENCEMENT
DATE: Annual Fixed Rent shall commence on the earlier of (a) the nineth month following the Commencement Date or (b) the date on which Tenant occupies the Premises for the Permitted Uses hereunder and its tenant improvements are completed (provided that such occupancy shall not be deemed to have occurred during the period in which Tenant is installing its improvements, equipment and furnishings in the Premises).

LAND: A parcel of land known as 205 Alewife Brook Parkway, Cambridge, Massachusetts, as more particularly described in Exhibit A.

LANDLORD'S
ORIGINAL
ADDRESS:                 185 Alewife Brook Parkway, Suite 400
                         Cambridge, MA

LEASE YEAR:              Any period of one year during the Term commencing on
                         the Commencement Date or on any anniversary thereof.

PERMITTED
USES: Any office, laboratory, manufacturing, biotechnology or accessory use permitted under the Cambridge Zoning By-Law.

PREMISES:                The Land with the building and parking facilities
                         thereon described in Exhibit A, together with the parking facilities described in Exhibit B

TENANT'S
ADDRESS:                 195 Albany Street
                         Cambridge, MA 02139

TERM: The term of this Lease shall be ten (10) years, commencing on the Commencement Date. Tenant has three
                         (3) additional renewal periods of five (5) years each at Fair Market Rent (see Exhibit C).


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      1.2 Exhibits: There are incorporated as part of this Lease the following
Exhibits:

                    Exhibit A - Legal Description of the Land
                    Exhibit B - Parking Facilities
                    Exhibit C - Options to Extend
                    Exhibit D - Tenant Improvements
                    Exhibit D-1 Improvements Removable by Tenant

                                   ARTICLE II.

                             PREMISES, TERM AND RENT

      2.1 Demising. Landlord hereby demises and leases to Tenant, and Tenant hereby hires from Landlord, for the Term, the Premises, as is.

      2.2 Term. Tenant shall have and hold the Premises for a period commencing on the date of execution of this Lease and continuing for the Term unless sooner terminated as provided in this Lease.

      2.3 Annual Fixed Rent. Tenant shall pay, without notice or demand, monthly installments of the Annual Fixed Rent in advance for each full calendar month of the Term and shall pay in advance the corresponding fraction of said monthly installment at the beginning or end of the Term in the amounts set forth in
Section 1.1.

      2.4 Immediate Access. From and after the date of execution of this Lease, Tenant shall be permitted access to the Premises to install the tenant improvements described in Exhibit D, and its equipment, fixtures, and furnishings, but such entry by Tenant prior to the Rent Commencement Date shall be subject to and upon all of the terms, conditions and agreements contained in this Lease except that Tenant shall not be obligated to pay Annual Fixed Rent.

                                  ARTICLE III.

                                 ADDITIONAL RENT

       3.1 Tax Expenses. During the Term, Tenant shall pay directly to the City of Cambridge, as Additional Rent, the Tax Expenses (as such term is hereinafter defined) in accordance with this Section 3.1. The terms used in this Section
3.1. are defined as follows:


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            (a) "Tax Year" means the 12-month period beginning July 1 of each year, or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

            (b) "Tax Expenses" with respect to any Tax Year means the aggregate Real Estate Taxes on the Property with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

            (c) "Real Estate Taxes" means all taxes and special assessments of every kind and nature assessed by any governmental authority on the Premises which Landlord shall be obligated to pay in connection with the ownership, leasing or operation of the Premises, and reasonable expenses of any proceedings for abatement of such taxes including appeals thereof. The amount of special assessments to be included shall be limited to the amount of the installment paid in any Tax Year (plus any interest thereon) of such special assessment which shall be payable over the longest period permitted by law. There shall be excluded from such taxes all income, estate, succession, inheritance, excess profit, franchise and transfer taxes.

      Payments by Tenant on account of Tax Expenses shall be made prior to the date when due. Tenant shall furnish a copy of evidence of such payment to Landlord upon request therefor. For any tax bill covering a period only partially occurring during the Term, Tenant shall pay a pro rata portion of the taxes shown on that bill, which portion shall be based on the number of days in the tax period for which the bill applies that occur during the term. Landlord hereby represents and warrants to Tenant that all Tax Expenses in respect of the Premises have been paid in full through the first and second quarters of fiscal year 1999, and that the Premises constitute a separate parcel for real estate tax assessment purposes. If the first and second quarters of fiscal year 1999 have not been paid, or if Landlord fails to timely pay all Tax Expenses for the Premises through the Commencement Date, Tenant may make payment of the same and deduct such payments from the Rent payable under this Lease.

      If Landlord elects not to initiate proceedings to contest the amount of Real Estate Taxes for any Tax Year, Tenant may, at Tenant's expense, bring appropriate proceedings to contest the amount of the Real Estate Taxes. Landlord shall cooperate with Tenant in any such proceedings so far as reasonably necessary. If, as the result of any such contest or review, the Real Estate Taxes shall be reduced for any Tax Year, the Tax Expenses for that Tax Year shall be reduced by an amount equal to the reduction in Real Estate Taxes for such Tax Year less Landlord's reasonable expenses, if any, incurred in connection with obtaining that reduction. If at the time the Real Estate Taxes are reduced Tenant has made payments for Tax Expenses in excess of the actual Tax Expenses due for that Tax Year, the Landlord shall refund such


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overpayment to Tenant. In the event Tenant initiates abatement proceedings,
Tenant shall make such payments on account of Tax Expenses as may be required by law.

      3.2 Utilities and Other Services. During the Term, Tenant shall pay directly to the provider of the service all charges for steam, heat, air-conditioning, gas, electricity, telephone, janitorial service, fuel, and trash removal and all other services and utilities furnished directly to the Premises. Landlord hereby represents and warrants to Tenant that all water, sewer and other municipal charges in respect of the Premises have been paid in full through the date of execution of this Lease. If said charges have not been paid, Tenant may make payment of the same and deduct such payments from the Rent payable under this Lease. Tenant hereby covenants and agrees that Tenant shall maintain the exterior of the Premises in good order and condition consistent with a quality commercial property, including landscaping, exterior cleaning and snow removal.

      3.3 Net Lease. It is the intent of the parties that the Annual Fixed Rent be net to the Landlord. Accordingly, Tenant shall pay directly the expenses of the Leased Premises as defined pursuant to the term of this Lease Agreement (e.g., taxes, insurance, maintenance and operating expenses) during the term of this Lease.

                                   ARTICLE IV.

                              TENANT'S ALTERATIONS

      4.1 Except as permitted hereunder, Tenant shall not make alterations and additions to the Premises except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld or delayed and which shall be requested in writing. Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (a) involve or might adversely affect any structural or exterior element of the Building, or any area or element outside of the Premises, or (b) will require unusual expense to re-adapt the Premises to the current use of any portion of the Premises upon the Lease termination or expiration unless Tenant first gives assurance acceptable to Landlord that such re-adaptation will be made prior to such termination or expiration without expense to Landlord. Notwithstanding the foregoing, the consent of Landlord shall not be required for
(a) the tenant improvements described in Exhibit D, (b) non-structural alterations, and (c) painting, carpet, and other cosmetic improvements. Except as set forth in Exhibit D-1 and as may otherwise be agreed by Landlord and Tenant, all alterations and additions shall become part of the Building and shall become the property of Landlord upon termination. Tenant shall have no obligation to remove the tenant improvements described in Exhibit D upon the expiration of the Term.


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      4.2 Construction Standard. All construction work permitted or required by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of Governmental authority and insurers of the Building.

      4.3 Alteration Requirements. Landlord may (but without any implied obligation to do so) inspect any construction work of Tenant under this Lease at reasonable times and upon reasonable prior notice to Tenant. Any such entry shall be subject to Tenant's security precautions for personal safety and the confidentiality of its business activities. All of Tenant's work shall be performed by appropriately licensed contractors. Tenant, before its work is started, shall secure all permits necessary therefor; deliver to Landlord a statement of the names of all its contractors; and shall cause each contractor to carry workman's compensation insurance and comprehensive general public liability insurance in commercially reasonable amounts insuring Landlord and Tenant as well as the contractors, and deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises and promptly to discharge any such liens which may so attach.

                                   ARTICLE V.

                CONDITION OF THE PREMISES SURRENDER: HOLDING OVER

      5.1 Maintenance and Repair. Tenant will be responsible to provide that the Leased Premises shall have adequate electrical, plumbing, heating, ventilation and air conditioning systems and related fixtures of such systems as herein provided, which shall be in good order and condition. Tenant will be responsible for the repairs required to the electrical, plumbing, heating, ventilation, air conditioning systems and related fixtures of such systems, and for all necessary maintenance, repairs, alterations and replacements to such systems and related fixtures, irrespective of the cost thereof. Tenant will also be responsible for cleaning and maintaining the Leased Premises, including the redecorating of any interior surfaces and the installation of any replacement floor coverings which Tenant desires. The structural repairs for which Tenant is responsible include repairs to the roof of the Building, the slab floor foundation, and utility systems. Tenant is responsible for the exterior of the building.

      If maintenance or repairs are required to be done or made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant do or make the same forthwith, and, if Tenant refuses or neglects or commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be


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responsible to Tenant for any loss or damage that may accrue to Tenant's property or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant will forthwith on demand pay to Landlord the cost thereof as Additional Rent. In the event that any capital repairs or replacements to the roof, slab, structure or major base building systems performed by Tenant hereunder (except for Tenant's initial improvements, as described in Exhibit D, and except for any capital items unique to Tenant's research and manufacturing activities, which shall be Tenant's sole responsibility) have a useful life (determined in accordance with generally accepted accounting principles on a straight-line basis) which would extend beyond the Term hereof, Tenant shall be obligated to perform such work only upon the payment by Landlord to Tenant of the cost of that portion of the work so allocated to the period beyond the expiration of the Term hereof. For the purposes of the foregoing sentence only, the Term shall be deemed to include the initial ten-year term and the three (3) five-year option periods thereafter, whether or not exercised by Tenant. If Landlord fails to make such payment within thirty (30) days of written request therefor, Tenant may undertake such repair or replacement and deduct Landlord's share of the cost thereof from the payment of Annual Fixed Rent hereunder. Landlord shall have the right to approve any repair or replacement as to which Landlord is obligated to contribute hereunder, which approval shall not be unreasonably withheld or delayed.

      5.2 Entry by Landlord. Landlord may enter the Premises for the purpose of inspecting the same upon reasonable prior notice to Tenant, provided that any such entry shall be subject to Tenant's security precautions for personal safety and the confidentiality of its business activities. Landlord shall use reasonable efforts to minimize interference with Tenant's activities in the Premises. In no event shall Landlord enter the Premises for the purpose of marketing the same, nor shall Landlord install any signs for such purpose, until the last six (6) months of the Term. In case Landlord is prevented or delayed from performing any covenant, obligation or duty to be performed on Landlord's part by reason of any external cause, Landlord shall not be liable to Tenant therefor. If Tenant fails to surrender the Premises to Landlord upon the expiration of the Term as provided hereunder, Tenant shall be liable to Landlord for rent at the rate of 150% of the fixed rent payable hereunder until Tenant vacates the Premises.

      5.3 Surrender. Tenant shall surrender the Premises and all alterations and additions thereto as hereinabove provided, at the end or earlier termination of the Term, in the condition described in Section 5.1, first removing all goods and effects of Tenant and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Without limiting the generality of the foregoing, and except as set forth in Exhibit D-1 or as may be otherwise agreed by Landlord and Tenant, Tenant shall not remove from the Premises any laboratory fixture, including, without limitation, fixed laboratory fixtures, laboratory benches, fume hoods, benches and alterations made to bring the Premises into compliance with the


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Massachusetts Building Code. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any alterations or additions or Tenant's personal property remaining on the Premises on expiration or earlier termination of the Term. Tenant shall be liable to Landlord for Landlord's cost for storing, removing, and disposing of any alterations or Tenant's personal property.

      5.4 Holding Over. If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or earlier termination of the Term, such possession by the Tenant shall be deemed to be a month-to-month tenancy terminable on thirty days' notice given at any time by either party. During any such month-to-month tenancy, Tenant shall pay all rent and other sums required by this Lease, and all provisions of this Lease except those pertaining to Term shall apply to the month-to-month tenancy.

                                   ARTICLE VI.

                                TENANT COVENANTS

      Tenant covenants during the Term and for such further time as Tenant occupies any part of the Premises:

      6.1 Payment of Rent. To pay when due all Annual Fixed Rent and Additional Rent, all charges for utility services rendered to the Premises, and all other monies required to be paid by Tenant pursuant to this Lease.

      6.2 Use. Continuously from the Commencement Date to the end of the Term, to use and occupy the Premises for the Permitted Uses only, and not to use or devote the Premises or any part thereof for any purpose which is contrary to law or ordinance or liable to invalidate any insurance on the Building or its contents.

      Tenant shall comply with all applicable laws, statutes and regulations, including all environmental laws, Federal and State, including M.G.L. 21E, applicable to the conduct by Tenant of the Permitted Uses in the Premises, and shall indemnify and hold harmless Landlord from all claims, loss or damage arising from any violation thereof by Tenant. Landlord hereby agrees to indemnify and hold Tenant harmless from any liability arising under all environmental laws, Federal and State, including M.G.L. 21E, occasioned by the existing environmental condition of the Premises, except to the extent disclosed by the environmental report prepared by MacPhail Associates dated November 2, 1998, a copy of which has been provided by Tenant to Landlord (Tenant hereby acknowledging its acceptance of the matters set forth in said report).


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      6.3 Compliance with Law. To comply with all federal, state and local laws, regulations, ordinances, executive orders and similar requirements in effect from time to time during the Term, including, without limitations, at Tenant's cost to alter, maintain or restore the Premises to comply with the same, and to keep the Premises equipped with all safety appliances required by law or ordinance or any other regulations of any public authority and to procure all licenses and permits required for the Premises or Tenant's use thereof, it being understood that any foregoing provisions shall not be construed to broaden in any way the Permitted Uses. In the event that any capital repairs or replacements to the Premises required in order to bring the Premises into such legal compliance (except for Tenant's initial improvements, as described in Exhibit D, and except for any capital items unique to Tenant's research and manufacturing activities, which shall be Tenant's sole responsibility) have a useful life (determined in accordance with generally accepted accounting principles on a straight-line basis) which would extend beyond the Term hereof, Tenant shall be obligated to perform such work only upon the payment by Landlord to Tenant of the cost of that portion of the work so allocated to the period beyond the expiration of the Term hereof. For the purposes of the foregoing sentence only, the Term shall be deemed to include the initial ten-year term and all three (3) five-year option periods thereafter, whether or not exercised by Tenant. If Landlord fails to make such payment within thirty (30) days of written request therefor, Tenant may undertake such repair or replacement, and deduct Landlord's share of the cost thereof from the payment of Annual Fixed
Rent hereunder. Landlord shall have the right to approve any repair or replacement as to which Landlord is obligated to contribute hereunder, which approval shall not be unreasonably withheld or delayed.

      6.4 Permitted Entry. To permit Landlord and its agents, after reasonable notice except in the case of emergencies, to enter the Premises at all reasonable hours for the purpose of inspecting, testing, or of making repairs to the same, to show the Premises to prospective purchasers and mortgagees at all reasonable times, and to show the Premises to prospective tenants during the last six (6) months of the Term. Any such entry shall be subject to Tenant's security precautions for personal safety and the confidentiality of its business activities. Landlord shall use reasonable efforts to minimize interference with Tenant's activities in the Premises.

      6.5 Overloading. Not to place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law.

      6.6 Personal Property Taxes. To pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises.


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       6.7 Attorneys' Fees. As Additional Rent, to pay all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

       6.8 Assignment and Subletting. Except as otherwise provided in this
Section 6.8, not to assign, mortgage, pledge, hypothecate or otherwise transfer this Lease, or sublet (which term, without limitation, shall include granting of concessions, licensees and the like) the whole or any part of the Premises without, in each instance, having first received the consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Any assignment or sublease made without such consent shall be void, and in any case where Landlord consents to such assignment or subletting, Tenant shall remain fully and primarily liable for the obligations of the tenant hereunder, including, without limitation, the obligation to pay Annual Fixed Rent and Additional Rent as provided under this Lease. In the event that Landlord fails to respond to Tenant's written request for consent to assign or sublet hereunder within twenty (20) days, such request shall be deemed given by Landlord and Tenant may rely thereon.

      Landlord's prior consent shall not be required for an assignment or sublease to any entity controlling, controlled by, or under common control with Tenant, or, provided the net worth of the surviving entity is equal to or greater than the net worth of Tenant on the date of assignment, in connection with any merger, consolidation or reorganization of Tenant, or sale of all or substantially all of the assets thereof.

      Tenant shall give Landlord prior notice of any proposed sublease or assignment as to which consent is required hereunder, specifying the provisions of the proposed subletting or assignment, including (i) the name and address of the proposed subtenant or assignee, (ii) a copy of the proposed subtenant's or assignee's most recent annual financial statement, and (iii) all of the terms and provisions upon which the proposed subletting or assignment is to be made.

      Except in the case of a sublease or an assignment pursuant to the second paragraph of this Section 6.8, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of any amount Tenant received from any subtenant or assignee as rent, additional rent or other form of compensation or reimbursement in excess of the Annual Fixed Rent, Additional Rent and other monies otherwise due to Landlord pursuant to this Lease (allocable in the case of a sublease to that portion of the Premises being subleased), following the recovery by Tenant of
(a) any reasonable expenses incurred and paid by Tenant in connection with such sublease or assignment such as brokerage commissions, fees for legal services, and expenses of preparing the Premises for occupancy by such subtenant or assignee, and (b) the unamortized cost of the improvements installed by Tenant in the Premises for its Permitted Uses.


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      If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than Tenant, Landlord may, upon the occurrence of an event of default thereunder, collect rent and other charges from the assignee, sublessee or occupant and shall apply the amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the prohibitions contained in this Section 6.8, or the acceptance of the assignee, sublessee or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants herein contained to be performed by Tenant. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting to the extent required hereunder. No assignment, subletting or use of the Premises by a subsidiary or controlling entity of Tenant or by any other third party shall affect the Permitted Uses as set forth in Section 1.1 hereof.

                                  ARTICLE VII.

                             INDEMNITY AND INSURANCE

      7.1 Indemnity. To the maximum extent this agreement may be made effective according to law, each party agrees to defend, save harmless, and indemnify the other party from any liability or injury, loss, accident or damage to any person or property, and from any claims actions, proceedings, and expenses and costs in connection therewith (including without limitation reasonable counsel fees), (i) arising from the omission, fault, willful act, negligence or other misconduct of such party, its contractors, agents, employees or invitee, or from any use made or thing done or occurring on the Premises during the term or during Tenant's possession of any part of the Premises not due to the omission, fault, willful act, negligence or other misconduct of the other party, its contractors, agents, employees or invitees, or failure to perform its obligations hereunder, or (ii) resulting from the failure of such party to perform and discharge its covenants and obligations under this Lease, including, without limitation, the violation of any environmental law or other governmental requirement. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in connection with any such claim or proceedings brought thereon, and the defense thereof.

      7.2 Tenant's Insurance. Tenant agrees to maintain in full force from the date upon which a Tenant first enters the Premises for any reason, throughout the Term, and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of comprehensive general liability insurance under which Landlord and Tenant are named as insureds, and under which the insurer provides a contractual liability endorsement insuring against all cost, expense and liability arising out of or based upon any and all claims, accidents, injuries and damages described in Section 7.1, in


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the broadest form of such coverage from time to time available. Each such policy shall be non-cancellable and non-amendable (to the extent that any proposed amendment reduces the limits or the scope of the insurance required in this Lease) with respect to Landlord without thirty (30) days prior notice to Landlord, and a duplicate original thereof shall be delivered to Landlord. As of the Commencement Date hereof, the minimum limits of liability of such insurance for each year shall be Three Million Dollars ($3,000,000.00) for combined bodily injury (or death) and damage to property (per occurrence), and from time to time during the Term for such higher limits, if any, as are carried customarily in the Boston/Route 128 area with respect to similar properties.

      At any time when Tenant is performing construction work in or on the Premises, Tenant shall carry builder's risk insurance satisfactory to Landlord. Tenant shall provide Landlord with a certificate evidencing such coverage, which shall state that the coverage cannot be cancelled or amended without thirty days' prior notice to Landlord.

      Tenant at its cost shall maintain on all its personal property, tenant improvements and alterations in on or about the Premises a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of their full replacement value. The proceeds for any such policy shall be used by Tenant for the replacement of personal property or the restoration of tenant improvements or alterations. Tenant shall deliver a certificate evidencing such coverage to Landlord, which shall state that the coverage may not be amended or cancelled without at least thirty days' prior written notice to Landlord.

      7.3 Tenant's Risk. Tenant agrees that all of the furnishing, fixtures, equipments, effects, and property of every kind, nature and description of Tenant, and of all persons claiming by, through or under Tenant which during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant may be on the Premises, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of pipes or by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be exonerated from any liability to Tenant or to any person for any injury, loss, damage, or liability to the extent such exoneration is prohibited by law and to the extent otherwise set forth herein.

      7.4 Landlord's Insurance. Landlord shall carry such insurance with respect to the Premises as may from time to time be deemed reasonably prudent by Landlord or required by any mortgagee holding a mortgage thereon or any ground lessor of the Land, which may only include loss of rents coverage if required by a mortgagee, and in any event shall include all-risk property insurance against loss by fire and the risks now covered by extended coverage endorsement in an amount at


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least equal to 100% of the replacement value of the Building and the improvements, alterations and additions installed by Tenant therein, exclusive of foundation, site preparation and other construction costs which would not need to be duplicated in the event of total destruction of the Building, and shall supply certificates of all such insurance to Tenant issued by or on behalf of the insurers named therein by a duly authorized agent. Tenant shall pay Landlord as Additional Rent the premiums for such insurance within ten (10) days after Landlord sends Tenant a copy of the invoice for the premium of such insurance. In the event that Landlord fails to maintain such insurance and to provide Tenant with evidence of the same within ten (10) days of request therefor, Tenant may obtain such insurance, and deduct the cost of the same from the Annual Fixed Rent due hereunder.

      7.5 Subrogation. Any insurance carried by either party with respect to the Property, or any property therein or occurrences thereon shall, without further request by either party, if it can be so written without additional premium, or with an additional premium which the other party elects to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss, including, without limitation, injury or loss caused by negligence of such other party due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

                                  ARTICLE VIII.

                           CASUALTY AND EMINENT DOMAIN

      8.1 Casualty During Term. If, during the Term, the Building shall be partially damaged (as distinguished from "substantially damaged," as that term is hereinafter defined) by fire or casualty, Landlord shall proceed promptly to restore the Building (consistent, however, with governmental laws and codes then in existence), to substantially the condition thereof at the time of such damage, but Landlord shall not be responsible for delay in such restoration which may result from any cause beyond the reasonable control of Landlord.

      If during the Term the Building shall be substantially damaged (as that term is hereinafter defined) by fire or casualty, the risk of which is covered by Landlord's insurance, Landlord shall, promptly after such damage and the determination of the net amount of insurance proceeds available to Landlord, expend so much as may be necessary of such net amount to restore (consistent, however, with governmental laws and codes then in existence) the Building to substantially the condition thereof at the time of such damage. If the Building shall be substantially damaged by fire or casualty (a) as the result of a risk not covered by the forms of casualty insurance maintained by Landlord, or (b) the net amount of insurance proceeds available to Landlord are insufficient to cover the cost of restoring the Building in the reasonable estimate of Landlord, then in any such case Landlord may, but shall have no obligation to, restore the Building. If Landlord elects not to restore the Building, Landlord shall terminate this Lease by giving notice to Tenant within a reasonable time after Landlord has determined the net amount of insurance proceeds available to Landlord and the estimated cost of such restoration.

      If Landlord shall notify Tenant that Landlord does not intend to restore the Building and intends to terminate the Lease by reason of the unavailability or insufficiency of insurance proceeds, Tenant shall have the right to contribute to Landlord the amount of such insufficiency, and if Tenant shall promptly notify Landlord of Tenant's desire to contribute such insufficiency and provide Landlord with security for Tenant's undertaking in this respect satisfactory to Landlord, this Lease shall not terminate and Landlord shall restore the Building unless otherwise excused and permitted to terminate by some other provision of this Article VIII.

      Unless Landlord within forty-five (45) days after the casualty advises Tenant of the status of Landlord's obligations with respect to reconstruction, Tenant shall have the right to terminate this Lease, such termination to take effect as of the date of such Tenant's notice. In addition, Tenant shall have the right to terminate this Lease by written notice to Landlord in the event of a casualty as to which the restoration period will exceed one hundred fifty
(150) days from the date of the casualty, or in the event that Landlord commences restoration but fails to complete the same within one hundred fifty
(150) days from the date of the casualty.

      8.2 Casualty at End of Term. If the Premises shall be substantially damaged by fire or casualty within the last twelve (12) months of the Term (as the same may have been extended hereunder), either party shall have the right, by giving notice to the other not later than thirty (30) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice.

      8.3 "Substantially Damaged". The term, "substantially damaged," as used in this Article VIII, shall refer to damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the time that repair work would commence.

      8.4 Condemnation. Except as hereinafter provided, if the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after the effective date of such taking. Should any part of the

Premises be so taken, and should this Lease be not terminated in accordance with the foregoing provisions, Landlord agrees to Use due diligence to put what may remain of the Premises (consistent, however, with governmental laws and codes then in existence) into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable, but Landlord shall not be required to expend funds in excess of the damages recovered by Landlord as a result of taking.

      8.5 Abatement of Rent. If the Premises shall be damaged by fire or other casualty, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent shall be abated for the remainder of the Term.

      8.6 Condemnation Award. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Premises, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns to Landlord all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for recovery of the cost of improvements installed by Tenant in the Premises, as well as Tenant's fixtures, equipment, personal property, and relocation expenses.

                                   ARTICLE IX.

                                     DEFAULT

      9.1 Tenant's Default. In the event that:

            (a) Tenant shall fail to pay the Annual Fixed Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and such condition continues for seven (7) days after written notice from Landlord to Tenant that the same are due (but Tenant shall not be entitled to such notice more than twice in any twelve-month period), or

            (b) Tenant shall fail to perform or observe any other term or condition contained in this Lease and Tenant shall not cure such failure within thirty (30) days after written notice from Landlord to Tenant thereof or, if such failure cannot be cured within such thirty (30) days, if Tenant shall fail to commence to cure such failure within such thirty (30) days and promptly and diligently complete the curing of the same, or

            (c) The estate hereby created shall be taken on execution or by other process of law, or if Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment or trust mortgage arrangement, so-called, shall be made of the property of Tenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy, or other similar officer shall be appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of Tenant under any provisions of the Bankruptcy Code now or hereafter enacted and the same is not dismissed within ninety (90) days, or if Tenant shall file a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for payment of debts.

      Then, in any such case, whether or not the Term shall have begun, Landlord lawfully may, immediately or at any time thereafter, give notice to Tenant specifying the default and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

      9.2 Damages. In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay to Landlord forthwith on Landlord's demand, as compensation, an amount equal to the excess, if any, of the discounted present value of the total rent reserved for the residue of the Term over the then discounted present fair rental value of the Premises for the residue of the Term. In calculating the discounted present value, the parties agree to use a discount rate of two percent (2%) above the prime rate published by the Wall Street Journal during the twelve (12) months following any such termination. In calculating the rent reserved, there shall be included, in addition to the Annual Fixed Rent and all Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue during the twelve months following any such termination. Tenant further covenants as an additional and cumulative obligation after any such termination to pay punctually to Landlord during the twelve months following any such termination all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with any amount paid to Landlord pursuant to the first sentence of this Section 9.2 with the net proceeds of any rent obtained by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commission, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed that Landlord may (i) relet the Premises, or any part or parts thereof, for a term or terms which may, at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same, and no action of Landlord is accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. Landlord agrees to use reasonable efforts to attempt to relet the Premises, but shall be entitled to seek to rent other properties of Landlord prior to reletting the Premises.

      9.3 Remedies Cumulative. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provide in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions, or provisions of this Lease or to a decree completing specific performance of any such covenants, conditions, or provisions. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

      9.4 Landlord's Election. If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but not the obligation, upon fifteen (15) days' notice to tenant (except in case of emergency in which case no notice need be given), to perform such obligation notwithstanding the fact that no specific provisions for such substituted performance is made in this lease with respect to such default. In performing such obligation, Landlord may reasonably make any payment of money or perform any other reasonable act and all sums so paid by Landlord and all necessary incidental costs and connection with enforcement of its rights under this Section incurred by Landlord (together with interest at two percent (2%) above the prime rate from time to time published by the Wall Street Journal) shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise its rights under this Section without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

      9.5 Late Charges. In the event that any payment of Annual Fixed Rent or Additional Rent shall remain unpaid for a period of seven (7) days after written notice from Landlord to Tenant, there shall become due to Landlord from Tenant, as Additional Rent and as compensation for Landlord's extra administrative costs in investigating the circumstances of late rent, a late charge of three percent (3%) of the amount overdue.

                                   ARTICLE X.

                     MORTGAGEES' AND GROUND LESSORS' RIGHTS
                              ESTOPPEL CERTIFICATE

      10.1 Subordination. Tenant shall, at the request of Landlord, subordinate this Leave to any and all mortgages or ground leases on the Property, so that the lien of any such mortgage or ground lease shall be superior to all rights hereby or hereafter vested in Tenant, on the condition that each such subordination shall provide by its terms that in the event of foreclosure of such mortgage or termination of such ground lease, Tenant shall remain undisturbed in its occupancy of the Premises under the terms and conditions of this lease, so long as Tenant complies with such terms and conditions. In addition, and as a condition to the obligations of Tenant hereunder, Landlord shall deliver to Tenant a Nondisturbance and Attornment Agreement on the foregoing terms from any existing mortgagee or ground lessee of the Premises, including any existing mortgagee or ground lessee of the parking facilities described in Exhibit B. Landlord hereby represents to Tenant that there is no mortgage presently encumbering the Premises.

      10.2 No Prepaid Rent. No Annual Fixed Rent, Additional Rent, or any other charge payable to Landlord shall be paid more than thirty (30) days prior to the due date thereof under the terms of this Lease and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee or ground lessor) be a nullity as against such mortgagee or ground lessor and Tenant shall be liable for the amount of such payments to such mortgagee or ground lessor.

      10.3 Opportunity to Cure. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of

Tenant's obligations to pay Annual Fixed Rent or Additional Rent hereunder or to terminate this Lease, shall result in a release or termination of such tenant's obligations or a termination of this Lease unless (a) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, of whose identity and address Tenant shall have been given notice, specifying the act or failure to act on the part of Landlord which would give basis to Tenant's rights; and (b) such mortgagees, after receipt of such notice, have failed to or refused to correct or cure the condition complained of within a reasonable time thereafter, which shall include a reasonable time for such mortgagee to obtain possession of the Property if possession is necessary for the mortgagee to correct or cure the condition and if the mortgagee notifies Tenant of its intention to take possession of the Property and correct or cure such condition.

      10.4 Estoppel Certificate. Tenant shall from time to time within fifteen
(15) days of a written request by Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying to Landlord or an independent third party: that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); that Tenant has no knowledge of any defenses, offsets, or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and to perform its other covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); that there are no known uncured defaults of Landlord or Tenant under this Lease (or if there are known defaults, setting them forth in reasonable detail); the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; and such other matters as Landlord may reasonably request. Any such statement delivered pursuant to this Section may be relied upon by any mortgagee or purchaser of this Premises and shall be binding on Tenant. Landlord hereby covenants and agrees to furnish estoppel certificates to Tenant on the same terms and conditions as Tenant is obligated to furnish the same to Landlord hereunder.

                                   ARTICLE XI.

                                  MISCELLANEOUS

      11.1 No Recordation. Tenant agreed not to record this Lease, but simultaneous with the execution of this Lease, both parties shall execute and deliver a memorandum of this Lease in form appropriate for recording or registration, an instrument acknowledging the Commencement Date of the Term, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

      11.2 Notices: Checks. Whenever any notice, approval, consent, request, election, offer or acceptance is given or made pursuant to this Lease, it shall be in writing. Communications and payments shall be addressed, if to Landlord, at Landlord's Original Address or at such other address as may have been specified by prior notice to Tenant; and if to Tenant, at Tenant's Original Address, with a copy to Katharine E. Bachman, Esq., Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly served on the day delivered, if personally delivered, on the third business day following the date of mailing if mailed by registered or certified mail, return receipt requested, or on the day following delivery with a recognized overnight courier service. If Landlord by notice to Tenant at any time designates some other person or receive payments or notices, all payments or notices thereafter by Tenant shall be paid or given to the agent designated until notice to the contrary is received by Tenant from Landlord. Annual Fixed Rent and Additional Rent payments required under this Lease shall be deemed sufficiently paid if made by check collected on first presentation.

      11.3 Successors and Assigns. Subject to Section 6.8 regarding Tenant's right to assign and sublet, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive landlord shall be liable only for obligations accruing during the period of its ownership.

      11.4 Waiver. The failure of Landlord to Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Annual Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing and signed by the waiving party. No consent of waiver, express or implied, by Landlord or by Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

      11.5 Partial Payment. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent and Additional Rent then due shall be deemed to be other than a partial installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided the delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

      11.6 Severability. If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law. The titles of the Articles are for convenience only and not to be considered in construing this Lease.

      11.7 Quiet Enjoyment. So long as Tenant pays Annual Fixed Rent and Additional Rent, performs all other Tenant covenants of this Lease and observes all conditions hereof, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term in accordance with the terms of this Lease.

      11.8 Entire Agreement; Captions. This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter. The captions of this Lease shall have no effect on its interpretation.

      11.9 Signs. Tenant at its cost shall have the right to place, construct, and maintain on the Premises one or more signs advertising its business at the Premises, and no other signs. Any sign that Tenant has the right to place, construct, and maintain shall comply with all laws and ordinances, and Tenant shall obtain any approval required by any such laws and ordinances. Landlord makes no representation with respect to Tenant's ability to place, construct or maintain any signs.

      11.10 Parking Lot Use and Maintenance; Cambridge Electric Easement. Landlord will at all times during the term of this Lease permit free parking by Tenant, its customers, employees, invitees, agents and caretakers in the parking areas described in Exhibit B.

      Landlord covenants and agrees to make all payments and perform all obligations required of Landlord under the Parking Easement from Cambridge Electric Company referenced in Exhibit B (the "Parking Easement") so that the same shall remain in full force and effect during the term of this Lease and any extensions thereof. If Landlord breaches said covenant, Tenant may make payment or perform such obligations as are required of Landlord under the Parking Easement and and deduct the cost thereof from the Rent payable under this Lease. Landlord hereby represents and warrants to Tenant that the Parking Easement is in full force and effect; that Landlord has made all payments and performed all obligations of Landlord thereunder through the date hereof; that the rent payable thereunder for calendar year 1998 was $2,795.00 with respect to Cambridge Electric Company, which amount has been paid in full; and that Landlord has the right under the Parking Easement to grant to Tenant the rights with respect thereto granted by this Lease. Landlord agrees to use best efforts to prevent Cambridge Electric Company from exercising the right of termination set forth in its Parking Easement. In the event of termination of the Parking Easement, or in the event that Tenant is deprived of any of the parking rights referenced in Exhibit B, Landlord shall use best efforts to provide to Tenant replacement spaces therefor in a location reasonably convenient to the Premises, including the Fresh Pond Shopping Center. If Landlord fails to provide replacement spaces upon such termination, or if such replacement spaces do not conform with the zoning requirements of the City of Cambridge, then, at Tenant's election, Tenant may either terminate this Lease upon thirty (30) days prior written notice to Landlord, or Tenant may make its own arrangements for replacement parking spaces and deduct the cost thereof from monthly payments of Fixed Rent hereunder.

      11.11 Time of Essence. Time is of the essence of each provisions of this Lease.

      11.12 Authorization. If either party is a corporation, that party shall deliver to the other party on execution of this Lease a certified copy of a resolution of its Board of Directors authorizing the execution of this Lease and naming the officers that are authorized to execute this Lease on behalf of the corporation. Each individual executing this Lease warrants and represents that he or she is duly authorized to execute this Lease on behalf of the party that he or she represents, and that no further act is required to make this Lease the binding obligation of such party.

      11.13 Brokerage. Each party represents and warrants to the other party that the only parties with whom they have dealt who would be entitled to a brokerage commission in connection with this Lease are Fallon Hines & O'Connor and Trammel Crow, as to whom Landlord shall be responsible for the payment of all amounts due. Each party agrees to defend, indemnify, and hold the other party harmless from any liability arising from a breach of the foregoing representation and warranty.

      Executed as a sealed instrument in two or more counterparts on the day and year first above written.

                         LANDLORD:         205 Alewife Limited Partnership,
                                           a Massachusetts limited partnership

                                           By:  205 Alewife Corporation,
                                                a Massachusetts corporation,
                                                its general partner


                                               By:  /s/ Nishan Atinizian
                                                    -----------------------
                                                    Nishan Atinizian,
                                                    President


                         TENANT:           Transkaryotic Therapies, Inc.


                                           By: /s/ Daniel E. Geffken
                                               -----------------------
                                           Its: VP, CFO
                                                ---------------------

THE UNDERSIGNED ADDITIONAL PARTY JOINS IN THIS LEASE FOR THE PURPOSES OF GRANTING TO TENANT THE RIGHT TO PARK IN ITS PARKING FACILITIES LISTED IN EXHIBIT B DURING THE TERM OF THIS LEASE WITHOUT THE REQUIREMENT OF PAYMENT OF ANY SUMS IN ADDITION TO THE RENT PAYABLE BY TENANT HEREUNDER, AND WITHOUT THE UNDERSIGNED INCURRING ANY OTHER LIABILITY OR OBLIGATION UNDER THIS LEASE:


                                           /s/ Rusen Atiniz
                                           --------------------------
                                           Rusen Atiniz, as Trustee of
                                           Fresh Pond Shopping Center Trust
                                           Hereunto duly authorized

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

The land with the building and improvements thereon and appurtenances thereto located at 205 Alewife Brook Parkway, Cambridge, Massachusetts, more particularly described in Transfer Certificate of Title No. 205120, filed for registration with the Middlesex South Registry District of the Land Court in Registration Book 1155, Page 170.

                                    EXHIBIT B

                                     PARKING

      Tenant shall have the exclusive right to the following parking spaces, which spaces shall be specifically designated by signage prepared by Tenant:

1. Fourteen (14) parking spaces on the Premises at 205 Alewife Brook Parkway.

      Owner: Landlord
      No Mortgagee

2. Twelve (12) parking spaces within the parking easement granted by Cambridge Electric Company dated October 16, 1987, filed for registration with the Middlesex South Registry District of the Land Court as Document No. 760840. (the "Parking Easement").

      Owner: Cambridge Electric Company; Landlord, holder of the
Parking Easement

3. Seventeen (17) parking spaces at the rear of the building on premises at 185 Alewife Brook Parkway, in the location closest to the leased premises

      Owner: Rusen Atiniz, as Trustee of the Fresh Pond Shopping
      Center Trust under declaration of trust dated June 29, 1977, recorded with the Middlesex South Registry of Deeds in Book
      13301, Page 110, filed with said Registry District as Document
      No. 561975, as amended of record
      No Mortgagee
      Title Reference: Middlesex South Registry of Deeds, Book 28895, Page 398

      All of said parking facilities shall be without additional charge under this Lease. The foregoing location of all of the foregoing parking spaces are shown on the attached Exhibit B-1.

                                   EXHIBIT B-1

                                [GRAPHIC OMITTED]

                [PLOT PLAN FOR PREMISES; SHOWS PARKING LOCATIONS]

                                    EXHIBIT C

                                OPTIONS TO EXTEND

      If this Lease is in full force and effect, the Tenant shall have the right to extend the term of this Lease for three (3) separate five (5) year options of extension provided written notice of the election of such option shall be delivered by Tenant to Landlord at least six (6) months prior to the expiration of the initial term of this Lease, in the case of the first option, and similar notice prior to the expiration of the first extension for exercise of the second extension option if applicable and a similar notice prior to the expiration of the second extension option, if applicable for exercise of the third extension option. It shall be a condition of the validity of the exercise of such options that Tenant, at the time required herein for the exercise of said options, and upon the commencement of the option period, shall not be in default under this Lease beyond the expiration of any applicable grace period and if at either such time, the applicable grace period shall not have expired, the condition shall be determined upon the expiration of the grace period. If said options are duly exercised, the term of this Lease shall be automatically extended without the requirement of any further instrument, upon all of the same terms, provisions and conditions set forth in the Lease, except that the fixed rent for and with respect to each option term shall be Market Rent determined for each such period.

      Whenever the term "Market Rent" is required to be determined under this Lease, the term shall mean the market rate rent chargeable for comparable office space in the Cambridge, Massachusetts area, assuming the condition of the Premises as of the date of commencement of the extended term, and shall be determined as follows:

      (a) By no later than one hundred fifty (150) days preceding the last day set forth for the Tenant to give notice of its election to extend the term of this Lease, the Tenant shall send a written request to Landlord requesting Landlord's determination of the "Market Rent" for the Premises for and with respect to the five (5) year extension period. Within thirty (30) days after such request Landlord shall notify Tenant ("Landlord's Notice") of Landlord's determination of the "Market Rent" for such purpose (the "Determined Market Rent"). The Tenant's written request to Landlord for a determination of Market Rent, as set forth above, shall not be deemed to be the Tenant's exercise of its right to extend the term of this Lease. Tenant shall not be required to exercise such right to extend until Tenant has received notice of the "Market Rent" as determined pursuant to this Exhibit C.

      The same procedures shall govern the second five (5) year option if duly exercised prior to the expiration of the first extended option term and also the third five (5) year option if duly exercised prior to the expiration of the second extended option term.

      (b) If the Tenant disagrees with the Determined Market Rent as being the "Market Rent" for the Premises for the extension period, the Tenant shall have the right to initiate a proceeding hereunder for the determination of such "Market Rent" by, within ten (10) days after Landlord's Notice, giving written notice thereof to Landlord which notice shall also appoint a real estate appraiser who is a designed member in good standing of either the Society of Real Estate Appraisers or the Appraisal Institute with at least ten (10) years, full-time commercial appraisal experience for the purpose of establishing such "Market Rent" by a market survey in the Cambridge, Massachusetts area. Within ten (10) days after receipt by the Landlord of such notice, the Landlord shall, by notice to the Tenant, appoint a real estate appraiser, with the same minimum qualifications set forth in the preceding sentence, to determine jointly with the Tenant's appraiser such "Market Rent". If within thirty (30) days after the second appraiser has been appointed, the two designated appraisers are unable to agree upon such "Market Rent", they shall elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after expiration of the aforesaid thirty (30) day period. If the two appraisers are not able to agree upon such third appraiser with the aforesaid ten (10) day period, either appraiser may request the office of the American Arbitration Association located nearest to Boston, Massachusetts to designate a third appraiser willing so to act and an appraiser so appointed shall, for all purposes have the same standing and powers as though he had been seasonably appointed by the appraisers first appointed. In the case of the inability or refusal to serve of any person designated as an appraiser, or in case any appraiser for any reason, ceases to be such, an appraiser to fill such vacancy, meeting the minimum qualifications stated above, shall be promptly appointed by Landlord, the Tenant, the appraiser first appointed by the Tenant, or the said office of the American Arbitration Association, as the case may be, whichever made the original appointment, or, if the person who continues to act, or the Landlord or the Tenant may apply to said office of the American Arbitration Association to fill such vacancy with an appraiser meeting the minimum qualifications stated above, and any appraiser so appointed to fill such vacancy shall have the same standing and powers as though originally appointed. The resulting board of appraisers shall, forthwith upon their appointment, (i) hear the Parties to this Lease and their witnesses, (ii) examine the records relating to the Premises, the market surveys and such other documents and records as may, in their judgment, be necessary, (iii) determine the "Market Rent" of the Premises for such purposes.

       The costs, other than counsel fees, of such appraisal shall be borne equally by the Parties. Any determination by a majority of the members of the board of appraisers shall be final and binding upon the parties, but if a majority of the members of the board of appraisers are unable to agree upon a determination, the determination of such third appraiser shall be binding upon the Parties. Upon determining such Market Rent and after computing the rent as set forth above, the board of appraisers shall promptly notify the Parties in writing of such determination. If any party shall fail to appear at the hearings appointed by the appraisers, the appraisers may act in the absence of such party.

      The determination of the board of appraisers or the third appraiser, as appropriate, made in accordance with the foregoing provisions shall be final and binding upon the Parties, such determination may be entered as an award in arbitration in a court of competent jurisdiction, and judgment thereon may be entered.

      (c) Upon the determination of such "Market Rent" the Landlord shall use such in the calculation of the Fixed Rent as set forth in this Lease. If, for any reason, the decision of the appraiser or the appraisers shall not be determined before the commencement of the extension period, then the Tenant shall continue to pay Fixed Rent in monthly installments at the rate in effect immediately prior to the commencement of such extension period until such decision of the appraiser(s) shall be made, and upon the decision by the appraiser(s) an appropriate adjustment shall be made, retroactive to the first day of such extension, except that Tenant shall not be required to exercise its right to extend until Tenant has received notice of the "Market Rent" as determined pursuant to this Exhibit C.

                                    EXHIBIT D

                               TENANT IMPROVEMENTS

Tenant improvements are illustrated in drawings prepared by Clifford Hoffman Associates dated 8/31/98. Tenant improvements shall consist of the complete interior tenant fitup of 205 Alewife Brook Parkway (29,100 square feet ) will include the following disciplines, structural, architectural, mechanical and electrical:

Structural

      o Remove damaged concrete floor at the rear, right side, first floor
      o Install a series of mini-piles to support new steel columns which will extend through the roof at this section. (this steel will be used to support new mechanical equipment.)
      o Reinstall concrete floor at the same elevation as the left side floor
      o     Selective demolition of existing non-bearing drywall

Architectural

      o Erect new walls, ceilings and flooring in accordance with architectural floorplans per the following distribution:

       Use                                SF          %
       ---                                --          -

       Laboratory                         9,600       32
       Office                             4,600       15
       Storage/warehouse                  2,600       10
       Mechanical                         2,600       10
       Protein Production Suite           9,700       33

      - Production suite will be built to clean room standards which meet or exceed Class 10,000.
      - Laboratories shall be typical wet chemistry labs with permanently affixed metal casework and epoxy countertops.
      - An interior elevator will be installed to satisfy ADA requirements.

Mechanical

      -     Purchase and install new HVAC equipment including (2) air handlers,
            (2) air-cooled chillers, a gas-fired steam boiler and associated ductwork
      - New high purity utility systems (Clean Steam, RODI, WFI and process gases) will be installed.

Electrical

      - The electrical service will be upgraded at the tenants sole cost either through the direct purchase and installation of primary switchgear or amortized over a two year period with ComElectric.

      All new secondary switchgear gear and power distribution will be installed along with a natural gas powered standby generator.

                                   EXHIBIT D-1

             TENANT IMPROVEMENTS REMOVABLE BY TENANT

      At Tenant's option, the following permanently affixed equipment may be removed from the Premises upon lease termination:

      -     Clean steam generator
      -     Reverse osmosis de-ionized (RODI) water generation skid
      -     WFI still
      -     Automated manufacturing equipment
      -     Dedicated process equipment and tanks
      -     Autoclaves
      -     Glasswashers
      -     Biosafety cabinets
      -     Incubators


                                 -32-